EXHIBIT 99.1

Concur Technologies Exceeds Revenue and Earnings Expectations for Second Quarter Fiscal Year 2006

Company Launches New On-Demand Service, Cliqbook Meeting, and Increases Revenue Expectations for Fiscal Year

REDMOND, WA – April 26, 2006 - Concur Technologies, Inc. (NASDAQ: CNQR), the world’s leading provider of on-demand business services that automate Corporate Expense Management (CEM), today reported financial results for its second quarter ended March 31, 2006.

Concur reported revenue for the second quarter of fiscal 2006 of $23.5 million, which was driven by 52% year-over-year growth in subscription revenue. Total revenue for the quarter was up 36% from the year-ago quarter. Fiscal 2006 second quarter net income, which now includes amortization of intangible assets from the recently completed acquisition of Outtask, Inc. and share-based compensation, was $0.9 million, or $0.02 per share, and was $0.01 per share higher than the company expected. This compares to net income of $1.0 million, or $0.03 per share, in the year-ago quarter.

“Our business and market momentum continues to be strong and, based on the strength of our second quarter results, we are raising our revenue expectations for fiscal 2006,” said Steve Singh, chairman and chief executive officer. “The integration of Outtask is progressing nicely. Less than one quarter since the acquisition, several prominent Concur® Expense customers have selected Cliqbook® Travel, our market leading online corporate travel management service.”

Singh continued, “Concur is the leading growth company in the emerging on-demand Corporate Expense Management market. We intend to expand our leadership position by focusing on our core initiatives around distribution, service and operational excellence, and new services. Our new distribution partnership with Bank of America and the launch of Cognos ReportNet™ and Cliqbook® Meeting are the most recent examples of our expanding leadership position.”

Financial Highlights

•	Total revenue was $23.5 million for the second quarter of fiscal 2006, up 36% compared to the year-ago quarter and up 22% sequentially.

•	Subscription revenue of $19.2 million for the second quarter of fiscal 2006 grew 52% from the year-ago quarter and 27% sequentially.

•	Net income was $0.9 million, or $0.02 per share, for the second quarter of fiscal 2006, down 6% compared to the year-ago quarter and up 44% sequentially.

•	Non-GAAP net income, which excludes share-based compensation expense and intangible amortization expense, was $2.7 million, up 112% compared to the year-ago quarter and up 56% sequentially.

•	Deferred revenue was $24.2 million for the second quarter of fiscal 2006, up 26% compared to the year-ago quarter and up 10% sequentially.

•	Cash flow from operations was $2.7 million for the second quarter of fiscal 2006, up 197% from the year-ago quarter and up 82% sequentially.

•	Operating margin was 5% for the second quarter of fiscal 2006, equal to the year-ago quarter and up 2 percentage points sequentially.

•	Non-GAAP operating margin, which excludes share-based compensation expense and intangible amortization expense, was 13% for the second quarter of fiscal 2006, up 6 percentage points from the year ago quarter, and up 4 percentage points sequentially.

Recent Business Highlights

•	Concur signed contracts with new and existing customers, including AARP, Cornice, Inc., Delicato Vineyards, Energizer Holdings, ESC Loyalty, H.B. Fuller Company, Houston Astros Baseball Club, Legg Mason, National City Corporation, Oxiana Limited, PreVisor, RehabCare Group, Uecomm Operations Pty. Ltd. and Vanu, Inc.

•	Concur launched Cliqbook Meeting, an online service that facilitates and simplifies the entire process of managing corporate meetings, providing companies with control and visibility into their overall corporate meeting spend.

•	Concur deployed its first Cognos ReportNet clients, providing these customers with direct access to the world’s first on-demand report authoring service designed specifically to help companies manage and reduce corporate expenses.

•	Concur announced that Bank of America will offer Concur’s automated travel and entertainment expense reporting service to the bank’s travel card clients worldwide. Concur now has distribution partnerships with two of the largest banks in North America, Bank of America and U.S. Bank.

•	Concur was named “Service Provider of the Year” at the 11th Annual WSA Industry Achievement Awards, which recognized the company with the most exemplary service within the information technology industry.

•	Concur acquired privately held Outtask, Inc., provider of the market leading Cliqbook® online corporate travel management service. The acquisition is expected to be accretive to earnings in fiscal 2006.

•	Concur announced the appointment of Robert T. Abele, president of Corporate Payment Systems for U.S. Bancorp, to its Board of Directors.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

•	Concur expects total revenue to be $25.0 million for the third quarter of fiscal 2006, $95.0 million for fiscal 2006, and to be between $120.0 million to $125.0 million for fiscal 2007.

•	Concur expects earnings per share for the third quarter of fiscal 2006 to be $0.05 and non-GAAP earnings per share to be $0.10.

•	Concur expects earnings per share for fiscal 2006 to be $0.16 per share and non-GAAP earnings to be $0.34 per share.

•	Concur expects fiscal 2007 non-GAAP earnings per share to grow by 35% over 2006 non-GAAP earnings per share.

About Concur Technologies, Inc.

Concur Technologies, Inc. (NASDAQ: CNQR) is the world’s leading provider of on-demand business services that automate Corporate Expense Management (CEM). Concur’s integrated suite of on-demand CEM services enables organizations of all sizes to automate and control spending – driving the costs out of the corporate travel booking and expense reporting processes while providing enhanced visibility and actionable expense analysis. Concur’s services reach millions of employees across thousands of organizations around the world – streamlining business processes, reducing operating costs and improving internal controls – while empowering companies to apply greater insight into their spending patterns. More information about Concur is available at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owner.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh and the statements in the Business Outlook section, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential delays in market adoption and penetration of our service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our service offerings, including those integrating the Outtask online travel management service; retention and expansion of customers; continued use and adoption of on-demand services; the scalability of the hosting infrastructure for our integrated service offerings; changes in the level of business travel that may reduce the use of our products and services or inhibit new sales of our integrated products and services; potential difficulties associated with strategic relationships and with development of new products and services, including those incorporating Outtask offerings; uncertain market acceptance of our combined products and services or future products and services; the overall level of customer demand for corporate expense management products and services; uncertainty with respect to new laws, regulations, and standards, notably those adopted in connection with the Sarbanes-Oxley Act of 2002; unanticipated changes in the valuation of our deferred tax assets and liabilities or by changes in tax laws or their interpretation; and fluctuations with respect to the reporting of compensation cost relating to share-based payment transactions.

Please refer to the company’s public filings made with the Securities and Exchange Commission (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Adair, Concur Technologies, Inc., 425-497-6439, johna@concur.com

Press Contact:

Jeff Pecor, Barokas Public Relations, 206-264-8220, jeff@barokas.com

CONCUR TECHNOLOGIES, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2006	2005	2006	2005
Revenues from services:
Subscription	$19,236	$12,697	$34,405	$24,758
Consulting & Other	4,277	4,623	8,375	8,842

Total revenues	23,513	17,320	42,780	33,600

Expenses:
Cost of operations	9,372	6,874	17,626	13,564
Sales and marketing	5,669	4,279	10,424	8,441
Systems development and programming	3,041	2,532	5,264	4,881
General and administrative	3,638	2,446	6,743	4,820
Amortization of intangible assets	606	285	891	570

Total operating expenses	22,326	16,416	40,948	32,276

Income from operations	1,187	904	1,832	1,324
Other income, net	(194)	88	(132)	176

Income before income taxes	993	992	1,700	1,500
Provision for income taxes	60	—	120	—

Net income	$933	$992	$1,580	$1,500

Net income per share
Basic	$0.03	$0.03	$0.05	$0.05
Diluted	$0.02	$0.03	$0.04	$0.04

Weighted shares outstanding
Basic	34,889	32,853	34,086	32,991
Diluted	39,399	36,195	38,401	36,572

Non-GAAP Results (See About Concur’s Non-GAAP Financial Measures below)
Non-GAAP operating income	$2,964	$1,189	$4,695	$2,179
Non-GAAP operating margin	13%	7%	11%	6%
Non-GAAP net income	$2,710	$1,276	$4,443	$2,355

Non-GAAP net income per share
Basic	$0.08	$0.04	$0.13	$0.07
Diluted	$0.07	$0.04	$0.12	$0.06

Shares used in calculation of basic and diluted non-GAAP net income per share
Basic	34,889	32,853	34,086	32,991
Diluted	39,399	36,195	38,401	36,572

CONCUR TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

(Unaudited)

	Mar 31, 2006	Sep 30, 2005
ASSETS
Current assets
Cash and cash equivalents	$13,340	$16,202
Accounts receivable, net	19,619	12,374
Prepaid expenses	1,593	1,386
Other current assets	5,376	3,527

Total current assets	39,928	33,489

Property and equipment, net	18,343	15,021
Restricted cash	500	500
Intangible assets, net of amortization	11,399	2,090
Goodwill	59,576	3,704
Other assets	6,512	5,847

Total assets	$136,258	$60,651

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$14,118	$6,215
Current portion of long-term obligations	2,736	145
Current portion of deferred revenues	15,860	13,298

Total current liabilities	32,714	19,658

Long-term obligations, net of current	17,908	3,050
Long-term deferred revenues, net of current	8,344	7,251

Total liabilities	58,966	29,959

Stockholders’ equity
Common stock and additional paid-in capital, $0.001 par value:
Authorized – 60,000; Issued and outstanding – 35,619 and 33,216 at March 31, 2006 and September 30, 2005 respectively	280,191	235,058
Accumulated other comprehensive income	(86)	27
Accumulated deficit	(202,813)	(204,393)

Total stockholders’ equity	77,292	30,692

Total liabilities and stockholders’ equity	$136,258	$60,651

CONCUR TECHNOLOGIES, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2006	2005	2006	2005
Operating activities
Net income	$933	$992	$1,580	$1,500
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	606	285	891	570
Depreciation	1,232	656	2,318	1,242
Provision for allowance for accounts receivable	366	256	989	221
Share-based compensation	1,171	—	1,972	—
Changes in operating assets and liabilities:
Accounts receivable	(3,200)	(1,558)	(5,205)	(1,252)
Prepaid expenses, deposits, and other assets	(1,203)	(913)	(2,603)	(1,992)
Accounts payable	1,082	954	2,162	436
Accrued liabilities	385	(607)	(833)	(1,036)
Deferred revenues	1,306	836	2,876	2,587

Net cash provided by operating activities	2,678	901	4,147	2,276

Investing activities
Purchases of property and equipment	(2,600)	(3,044)	(4,911)	(4,682)
Payments for acquisition, net of cash acquired	(22,508)	—	(22,508)	—

Net cash used in investing activities	(25,108)	(3,044)	(27,419)	(4,682)

Financing activities
Proceeds from borrowings	18,000	—	18,000	—
Proceeds from issuance of common stock from exercise of stock options	2,165	456	2,707	631
Proceeds from issuance of common stock from employee stock purchase plan	212	—	414	779
Payments on re-purchase of company stock	—	(8,689)	—	(8,689)
Payments on borrowings and capital leases	(629)	—	(629)	(205)

Net cash provided by / (used in) financing activities	19,748	(8,233)	20,492	(7,484)

Effect of foreign currency exchange rates on cash and cash equivalents	—	(54)	(82)	120

Net decrease in cash and cash equivalents	(2,682)	(10,430)	(2,862)	(9,770)

Cash and cash equivalents at beginning of period	16,022	24,395	16,202	23,735

Cash and cash equivalents at end of period	$13,340	$13,965	$13,340	$13,965

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

Reconciliation of Historical Non-GAAP Financial Measures to GAAP Financial Measures

(in thousands, except per share and margin data)

(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2006	2005	2006	2005
Non-GAAP operating income reconciliation:
Operating income	$1,187	$904	$1,832	$1,324
Operating income as a % of total revenue (Operating Margin)	5%	5%	4%	4%
Add back:
Effect of share based compensation on operating income	1,171	—	1,972	—
Effect of amortization of intangibles on operating income	606	285	891	570
Cost of terminated acquisition	—	—	—	285

Non-GAAP operating income	$2,964	$1,189	$4,695	$2,179

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	13%	7%	11%	6%

Non-GAAP net income reconciliation:
Net income	$933	$991	$1,580	$1,500
Add back:
Share based compensation	1,171	—	1,972	—
Amortization of intangibles	606	285	891	570
Cost of terminated acquisition	—	—	—	285

Non-GAAP net income	$2,710	$1,276	$4,443	$2,355

Non-GAAP diluted earnings per share reconciliation:
Earnings per share	$0.02	$0.03	$0.04	$0.04
Add back:
Effect of share based compensation on earnings per share	0.03	—	0.05	—
Effect of amortization of intangibles on earnings per share	0.02	0.01	0.02	0.02
Cost of terminated acquisition	—	—	—	0.01

Non-GAAP earnings per share	$0.07	$0.04	$0.12	$0.06

Shares used in calculation of basic and diluted non-GAAP net income per share
Basic	34,889	32,853	34,086	32,991
Diluted	39,399	36,195	38,401	36,572

Reconciliation of Projected Non-GAAP Diluted Earnings Per Share to GAAP Diluted Earnings Per Share

(Unaudited)

	Three months ended June 30, 2006	Year ended Sept 30, 2006
Earnings per share	$0.05	$0.16
Add back:
Effect of share based compensation on earnings per share	0.03	0.12
Effect of amortization of intangibles on earnings per share	0.02	0.06
Cost of terminated acquisition	—	—

Non-GAAP earnings per share	$0.10	$0.34

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures (Continued)

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in and our periodic filings with the SEC and not to rely on any single financial measure to evaluate our business.

Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and business outlook for future periods with results of past periods. Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP net income; and non-GAAP earnings per share. Concur excludes the following items from each of these non-GAAP financial measures:

•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options that we began recording under SFAS 123(R) in the first quarter of fiscal 2006. We exclude these expenses from our non-GAAP financial measures primarily because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results for fiscal 2006 and business outlook for future periods with results for prior periods, which did not include share-based compensation expenses.

•	Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. We exclude these items from our non-GAAP financial measures because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business, and we believe that doing so facilitates comparisons to our historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

•	Costs associated with an abandoned acquisition. In the first quarter of fiscal 2005 we recorded costs related to a potential acquisition of another company that we evaluated and chose not to pursue. We excluded this amount from our non-GAAP financial measures because we believe it is non-recurring and is not indicative of our ongoing business operations.

Except as noted below, we believe that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

•

Our management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP net income and non-GAAP earnings per share in internal reports used by Concur’s management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP earnings per share as a measure that determines executive cash incentive compensation, along with GAAP measures, such as revenue.

•	Because share-based compensation and amortization of acquired intangible assets are non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option grants – which are unpredictable and can vary dramatically from period to period – and external factors such as interest rates and the trading price and volatility of the company’s common stock. Excluding these share-based payments amounts improves comparability of the performance of the business across periods.

•	The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

•	To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding options is reflected in fully-diluted shares outstanding used in calculating both GAAP earnings per share and our non-GAAP earnings per share.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management, facilitates comparison of its results across historical and future periods, and because its non-GAAP financial measures provide a special focus on the underlying operating performance of the business relative to expectations.